News Release

CONTACTS:

Company:	Investor Relations:
George R. Kirkland	Deborah K. Pawlowski
Executive Vice President, CFO and Treasurer	Kei Advisors LLC
Phone: (229) 873-3830	Phone: (716) 843-3908
investorinfo@sgfc.com	dpawlowski@keiadvisors.com

For Immediate Release

Southwest Georgia Financial Corporation
Announces $1.75 Million Share Repurchase Program

MOULTRIE, GEORGIA, October 26, 2016 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), the parent company of Southwest Georgia Bank, announced that its Board of Directors has authorized a share repurchase program up to $1.75 million of its outstanding shares of common stock through October 31, 2017.

“The implementation of this stock repurchase program validates Southwest Georgia Financial’s commitment to thoughtfully returning capital to our shareholders,” commented DeWitt Drew, President and CEO. “Importantly, our strong earnings stream and balance sheet allow us to execute this repurchase program and support our dividend, while at the same time continuing to make investments in our growth strategy.”

Under the share repurchase program, shares may be repurchased periodically in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws, and the program may be suspended or discontinued at any time without notice.  The actual timing, number and value of shares repurchased under the program will be determined by the Corporation’s management at its discretion and will depend on a number of factors, including the market price of the Corporation’s common stock, general market and economic conditions, and applicable legal requirements. Repurchased shares will be deemed authorized but unissued shares of common stock of the Corporation and will be available for subsequent issuance.

The Corporation had approximately 2.55 million shares of common stock outstanding as of September 30, 2016.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $443 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and government customers. The current banking facilities include the main office located in Colquitt County, branch offices located in Baker County, Worth County, and Lowndes County and a loan production office located in Tift County. In addition to conventional banking services, the bank provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County. The Company routinely posts news and other important information on its website.

More information on Southwest Georgia Financial Corporation and Southwest Georgia Bank can be found at: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Corporation’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Important factors that could cause actual results to differ materially from those contemplated today include a change in the Corporation’s capital structure, new or expanded regulatory requirements, the success of the Corporations’ growth strategy, customer preferences, the interest rate environment and other factors described in the Corporation’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Corporation undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

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